                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


The Board of Directors
Yonkers Financial Corporation:

We consent to incorporation by reference in the registration statement on Form S-8, filed by Yonkers Financial Corporation for the Yonkers Financial Corporation 1996 Stock Option and Incentive Plan, of our report dated November 8, 1996 relating to the consolidated balance sheets of Yonkers Financial Corporation and subsidiary as of September 30, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the September 30, 1996 annual report on Form 10-K of Yonkers Financial Corporation.


                                                KPMG Peat Marwick LLP

                                                /s/ KPMG Peat Marwick LLP
Stamford, Connecticut
October 10, 1997